Execution Version

FIRST AMENDMENT TO CONTRIBUTION AGREEMENT

THIS FIRST AMENDMENT TO CONTRIBUTION AGREEMENT (this “Amendment”), dated as of August 24, 2021, is by and among The Parking REIT, Inc., a Maryland corporation (the “Company”), Vestin Realty Mortgage I, Inc., a Maryland corporation (“VRMI”), Vestin Realty Mortgage II, Inc., a Maryland corporation (“VRMII”), MVP Realty Advisors, LLC, dba The Parking REIT Advisors, a Delaware limited liability company (“REIT Manager”), and Michael V. Shustek, an individual (“Shustek”, together with VRMI, VRMII and REIT Manager, each, a “Manager Entity” and, collectively, the “Manager Entities).  The Company and the Manager Entities are referred to herein each as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, the Parties entered into a Contribution Agreement, dated as of March 29, 2019 and effective as of April 1, 2019 (the “Contribution Agreement”), pursuant to which, among other things, the REIT Manager conveyed certain assets and liabilities to the Company in exchange for up to 1,600,000 shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company, subject to the terms and conditions set forth therein;

WHEREAS, Color Up, LLC, a Delaware limited liability company (the “Purchaser”), the Company, MVP REIT II Operating Partnership, LP, a Delaware limited partnership (the “OP”), VRMI, VRMII and Shustek (Shustek and, together with VRMI and VRMII, the “Advisor”) have entered into an Equity Purchase and Contribution Agreement, dated as of January 8, 2021 (the “Purchase Agreement”), pursuant to which, among other things, (i) the Advisor sold, transferred, conveyed and contributed to the Purchaser shares of Common Stock owned or held by the Advisor in exchange for cash, and (ii) the Purchaser contributed, transferred and conveyed cash, certain technology and equity interests in certain real properties in exchange for newly issued limited partnership interests in the OP, in each case, subject to the terms and conditions set forth therein;

WHEREAS, in connection with the settlement of the litigations under the captions Magowski v. The Parking REIT, Inc. et al.; Case No. 24-C-19-003125 (Cir. Ct. Balt. City), Barene v. The Parking REIT, Inc. et al.; Case No. 24-C-19-003527 (Cir. Ct. Balt. City) and SIPDA Revocable Trust v. The Parking REIT, Inc. et al.; Case No. 2:19-cv- 00428 (D. Nev.) (the “Settlement”), the REIT Manager agreed to cancel the payment of 400,000 shares of Common Stock to be issued by the Company to the REIT Manager due on December 31, 2021 pursuant to the Contribution Agreement; and

 WHEREAS, in connection with the transactions contemplated by the Purchase Agreement and the Settlement, the Parties desire to amend the Contribution Agreement in accordance with Section 6.02 thereof solely for the purposes set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.            Amendment.  Section 1.01(a) of the Contribution Agreement shall be deleted in its entirety and replaced by the following:

“Section 1.01 CONTRIBUTION.  (a).  Consideration.  Upon the terms and provisions of this Agreement and in representations, warranties, and covenants, and agreements made herein, effective as of the Effective Date, (i) the Company shall purchase from REIT Manager, and REIT Manager shall sell, assign, convey, transfer and deliver to the Company, all of REIT Manager's right, title, and interests in and to the Transferred Assets and (ii) the Company shall accept the Transferred Assets and assume, and in due course pay and discharge, the Transferred Liabilities (the "Contribution"). In exchange for the Contribution, the Company shall issue to REIT Manager 1,200,000 shares of Common Stock (as defined below), issuable in three equal installments, the first being due on April 1, 2019, the second being due on December 31, 2019 and the final installment being due on December 31, 2020 (the "Consideration"). Notwithstanding anything to the contrary herein, the Transferred Assets and the Transferred Liabilities shall not include any of the Retained Liabilities.”

2.            No Other Changes.  Except as provided in this Amendment, there are no other changes to the Contribution Agreement, the terms of which remain in full force and effect.

3.           Applicable Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to conflicts of law rules that would require or permit the application of the laws of another jurisdiction.

4.            Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

THE PARKING REIT, INC.

By: ____________________________

        Name: J. Kevin Bland

        Title: Chief Financial Officer

MVP REALTY ADVISORS, LLC dba THE PARKING

REIT ADVISORS

By: ____________________________

        Name: Michael V. Shustek

        Title: Manager

VESTIN REALTY MORTGAGE I, INC.

By: ____________________________

        Name: Michael V. Shustek

        Title: Chief Executive Officer

 VESTIN REALTY MORTGAGE II, INC.

By: ____________________________

        Name: Michael V. Shustek

        Title: Chief Executive Officer

____________________________

Michael V. Shustek